Provention Bio Announces Proposed Public Offering of Common Stock

OLDWICK, N.J., September 18, 2019 – Provention Bio, Inc., (Nasdaq: PRVB), a clinical-stage biopharmaceutical company dedicated to intercepting and preventing immune-mediated diseases, today announced that it has commenced an underwritten public offering of shares of its common stock. All of the shares to be sold in the offering are to be sold by Provention Bio. In connection with the offering, Provention Bio intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

SVB Leerink and Cantor Fitzgerald & Co. are acting as joint bookrunning managers for the public offering. H.C. Wainwright & Co. is acting as lead manager for the public offering.

Provention Bio intends to use its net proceeds from the public offering for general corporate purposes, including funding the advancement of its product candidates.

A shelf registration statement on Form S-3 (File No. 333-232995) relating to the public offering of the shares of common stock described above was declared effective by the Securities and Exchange Commission (the “SEC”) on August 8, 2019. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. An electronic copy of the preliminary prospectus supplement and accompanying base prospectus relating to the offering, when filed, will be available on the SEC’s website at www.sec.gov and may also be obtained, when available, by contacting SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525 ext. 6132, or by email at syndicate@svbleerink.com or by contacting Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Provention Bio, Inc.

Provention Bio, Inc. (Nasdaq: PRVB) is a clinical-stage biopharmaceutical company leveraging a transformational drug development strategy that is focused on the prevention or interception of immune-mediated disease. Provention’s mission is to in-license, transform and develop therapeutic candidates targeting the high morbidity, mortality and escalating costs of autoimmune and inflammatory diseases including: type 1 diabetes (T1D), Crohn’s disease, celiac disease and lupus. Provention’s diversified portfolio includes advanced-stage product development candidates that have undergone clinical testing by other companies.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements relating to the Company’s expectations regarding the completion and timing of the closing of the public offering. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Provention’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the satisfaction of customary closing conditions related to the public offering, risks related to failure to obtain FDA approvals or clearances and noncompliance with FDA regulations; uncertainties of patent protection and litigation; limited research and development efforts and dependence upon third parties; substantial competition; our need for additional financing and the risks listed under “Risk factors” in our annual report on Form 10-K for the year ended December 31, 2018 and any subsequent filings with the Securities and Exchange Commission and in the preliminary prospectus related to the proposed offering filed with the Securities and Exchange Commission. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Provention does not undertake an obligation to update or revise any forward-looking statement. The information set forth herein speaks only as of the date hereof.

Investor Contact:

Sam Martin, Argot Partners

Sam@argotpartners.com

212-600-1902

Media Contact:

David Rosen, Argot Partners

David.Rosen@argotpartners.com

212-600-1902